[MARCUM & KLIEGMAN LLP LETTERHEAD]





             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
             -------------------------------------------------------

We consent to the inclusion in this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-125687) of our report dated September 26, 2005, on our audit of the financial statements of Platinum Energy Resources, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


                                                   /s/ Marcum & Kliegman LLP


New York, New York
September 27, 2005